Exhibit 11

PATHE COMMUNICATIONS CORPORATION

COMPUTATION OF LOSS PER COMMON SHARE
(in thousands, except per share data)

                                                                                   Quarter Ended June 30,
                                                                              1996                    1995

Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . .            $(5,144)                 $(5,065)


Weighted average common shares outstanding  . . . . . . . . . .             116,747                  116,747


Net loss per common share . . . . . . . . . . . . . . . . . . .            $ (0.04)                 $ (0.04)




                                                                               Six Months Ended June 30,
                                                                             1996                    1995

Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . .            $(9,791)                $(10,469)


Weighted average common shares outstanding  . . . . . . . . . .             116,747                  116,747


Net loss per common share . . . . . . . . . . . . . . . . . . .            $ (0.08)                 $ (0.09)

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